UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street		14031
Clarence, New York		(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 11, 2013, 22nd Century Group, Inc. (the “Company”) completed the acquisition of cigarette manufacturing equipment from Todd A. Robinson, not individually, but in the capacity as Trustee in the Chapter 7 bankruptcy case of PTM Technologies, Inc., pursuant to the terms of an asset purchase agreement, as amended. The purchase price for the equipment required a cash payment of $3,220,000. The purchase of the equipment was consummated free and clear of all liens and other encumbrances in accordance with the Order of the United States Bankruptcy Court for the Middle District of North Carolina.

The forgoing summary does not purport to be complete and is qualified in its entirety by the asset purchase agreement and the amendment thereto, which are filed herewith as Exhibits 2.1 and 2.2.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit 2.1.	Asset Purchase Agreement between the Goodrich Tobacco Company, LLC and Todd A. Robinson, not individually, but in the capacity as Trustee in the Chapter 7 bankruptcy case of PTM Technologies, Inc.

Exhibit 2.2.	Amendment to Asset Purchase Agreement between the Goodrich Tobacco Company, LLC and Todd A. Robinson, not individually, but in the capacity as Trustee in the Chapter 7 bankruptcy case of PTM Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date:	December 13, 2013	Joseph Pandolfino
Chief Executive Officer